EXHIBIT 4.d



                          CERTIFICATE OF INCORPORATION

                                       OF

                     ADVANCED DEPOSITION TECHNOLOGIES, INC.

                                      *****

         1. The name of the corporation is ADVANCED DEPOSITION TECHNOLOGIES, INC.

         2. The address of its registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         3. The nature of the business or purposes to be conducted or promoted is:

         To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         4. The total number of shares of stock which the corporation shall have authority to issue is Five Million Five Hundred Thousand (5,500,000) shares of Common Stock, of the par value of One Cent ($.01) per share and One Million (1,000,000) shares of Preferred Stock, of the par value of One Cent ($.01) per share, amounting in the aggregate to Sixty-Five Thousand and 00/100 Dollars ($65,000.00).

         Additional designations and powers, preferences and rights and qualifications, limitations or restrictions thereof of the shares of each class shall be determined by the Board of Directors of the corporation from time to time.

         5. The name and mailing address of the corporation's incorporator is Glenn J. Walters, 76 Bayview Road, Duxbury, Massachusetts 02331.

         6. The name and address of the person who is to serve as the sole director of the Corporation until the first annual meeting of the stockholders or until his successor(s) are elected and qualified is:

                                Glenn J. Walters
                                 76 Bayview Road
                                Duxbury, MA 02331

         7. The corporation is to have perpetual existence.

         8. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

                                        1






         To make, alter or repeal the bylaws of the corporation.

         To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

         To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

         By a majority of the whole board, to designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The bylaws may provide that in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such agent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, or in the bylaws of the corporation, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease, or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the bylaws of the corporation; and, unless the resolution or bylaws expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

         When and as authorized by the stockholders in accordance with statute, to sell, lease or exchange all or substantially all of the property and assets of the corporation, including its goodwill and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property, including shares of stock in, and/or other securities of, any other corporation or corporation, as its board of directors shall deem expedient and for the best interests of the corporation.

         9. To the maximum extent permitted by Section 102(b)(7) of the General Corporation Law of Delaware, a director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

         10. Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court or equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directors. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement to any reorganization of this corporation as consequences of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of this corporation, as the case may be, and also on this corporation.

         11. Meetings of the stockholders may be held within or without the State of Delaware, as the bylaws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the bylaws of the corporation. Elections of directors need not be by written ballot unless the bylaws of the corporation shall so provide.

         12. The corporation reserves the right to amend, alter, change, or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation; except that any such amendment shall be made by the holders of at least two-thirds of the outstanding shares of Common Stock of the Corporation.



                     [THIS SPACE INTENTIONALLY LEFT BLANK.]

         THE UNDERSIGNED, being the incorporator named hereinbefore, for the purposes of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this certificate, hereby declaring and certifying that this is his act and deed and the facts herein stated are true, and accordingly, has hereunto set his hand this 7th day of July, 1993.
                                            ---


                                                         /s/   Glenn J. Walters
                                                         -----------------------
                                                         Glenn J. Walters



COMMONWEALTH OF MASSACHUSETTS)
 ss.: COUNTY OF MIDDLESEX            )

         BE IT REMEMBERED  that on this 7th day of July,  1993,  personally came
                                        ---
before me, a Notary Public for the Commonwealth of Massachusetts, Glenn J. Walters, the party to the foregoing Certificate of Incorporation, known to me personally to be such, and acknowledged the said certificate to be his act and deed and that the facts stated therein are true.

         GIVEN under my hand and seal of office the day and year aforesaid.




                                                          /s/ Janet M. Davenport
                                                          ----------------------
                                                          Notary Public

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                     ADVANCED DEPOSITION TECHNOLOGIES, INC.


                                      *****


         ADVANCED  DEPOSITION   TECHNOLOGIES,   INC.  (the   "Corporation"),   a
corporation   organized  and  existing  under  and  by  virtue  of  the  General
Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That at a Meeting of the Board of Directors of the Corporation held on March 22, 1996 and at a Meeting of the Stockholders of the Corporation held on May 31, 1996, a resolution was adopted which sets forth a proposed amendment of the Certificate of Incorporation of said corporation and declaring said amendment to be advisable. The resolution setting forth the proposed amendment is as follows:

                  RESOLVED:          That the  Certificate of  Incorporation  of
                                     the Corporation be amended by change of the article thereof numbered "4" so that, as amended, said Article 4 shall be, and read, in its entirety as follows:

                                     "4.  The  total  number  of shares of stock
                                     which the corporation  shall have authority
                                     to issue is Ten Million (10,000,000) shares
                                     of  Common  Stock,  of the par value of One
                                     Cent  ($.01)  per  share  and  One  Million
                                     (1,000,000)  shares of Preferred  Stock, of
                                     the par value of One Cent ($.01) per share,
                                     amounting  in the  aggregate to One Hundred
                                     Ten    Thousand    and    00/100    Dollars
                                     ($110,000.00).

                                            Additional designations and  powers,
                                     preferences and rights and qualifications, limitations or restrictions thereof of the shares of each class shall be determined by the Board of Directors of the Corporation from time to time."

SECOND: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.





                  IN WITNESS WHEREOF, said ADVANCED DEPOSITION TECHNOLOGIES, INC. has caused this Certificate of Amendment to be signed by Glenn J. Walters, its President and Andrew D. Myers, its Assistant Secretary , this 31st day of May, 1996.

                                                  /s/ Glenn J. Walters
                                                  ------------------------------
                                                  Glenn J. Walters, President


/s/ Andrew D. Myers
---------------------
Andrew D. Myers
Assistant Secretary